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                                                                       Exhibit j

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 26 to the registration statement on Form N-1A ( "Registration Statement") of CitiFunds International Trust of our report dated February 23, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report of CitiFunds International Growth Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
Boston, Massachusetts
June 15, 2000

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                                                                       Exhibit j

                        CONSENT OF CHARTERED ACCOUNTANTS



We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 26 to the registration statement on Form N-1A ("Registration Statement") of CitiFunds International Trust of our report dated February 23, 2000, relating to the financial statements and financial highlights of International Equity Portfolio which appears in the December 31, 1999 Annual Report of CitiFunds International Growth Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.




PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Ontario
June 15, 2000